Exhibit 4.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS IS AVAILABLE.

WARRANT TO PURCHASE
COMMON STOCK OF
HYRECAR INC

Date of Issuance: __, 2018	Warrant No. 2018-__

This certifies that, for value received, Hyrecar Inc, a Delaware corporation (the “Company”), grants ___________________, or his registered assigns (the “Registered Holder”), the right to subscribe for and purchase from the Company, at the Exercise Price (as defined herein), from and after 9:00 a.m. Pacific Standard Time on the earlier of the date of the IPO (as defined in the Promissory Note) or the date of the Next Financing (as defined in the Promissory Note) (the “Exercise Date”) and to and including 5:00 p.m., Pacific Standard Time, on __, 2023 (the “Expiration Date”), shares,1 as such number of shares may be adjusted from time to time as described herein (the “Warrant Shares”), of the Company’s common stock, par value 0.00001 per share (the “Common Stock”), subject to the provisions and upon the terms and conditions herein set forth. The “Exercise Price” per share of Common Stock will be equal to 125% of the then Conversion Price (as defined in the Promissory Note (as defined below)) on the Date of Exercise.

This Warrant is issued in connection with the issuance to the Registered Holder of a 13% Senior Secured Convertible Promissory Note dated as of January __, 2018 (the “Promissory Note”) and in connection with that certain Securities Purchase Agreement between the Company and the Registered Holder dated as of January 3, 2018 (the “Securities Agreement”). The Registered Holder of this Warrant is subject to the terms and conditions set forth in the Securities Agreement.

Section 1. Recordation on Books of the Company. The Company shall record this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Records”), in the name of the Registered Holder. The Company may deem and treat the Registered Holder as the absolute owner of this Warrant for the purpose of any exercise hereof or any distribution to the Registered Holder.

[1]	The amount shall be 50% of the shares of Common Stock that the Registered Holder is entitled to in connection with the conversion of the Registered Holder’s Promissory Note when such Promissory Note first becomes convertible.

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Section 2. Registration of Transfers and Exchanges.

(a) Subject to Section 9 hereof, the Company shall register the transfer of this Warrant, in whole or in part, upon records to be maintained by the Company for that purpose, upon surrender of this Warrant, with the Form of Assignment attached hereto completed and duly endorsed by the Registered Holder, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration of transfer, a new Warrant, in substantially the form of this Warrant, evidencing the Common Stock purchase rights so transferred shall be issued to the transferee and a new Warrant, in similar form, evidencing the remaining Common Stock purchase rights not so transferred, if any, shall be issued to the Registered Holder.

(b) This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the office of the Company specified in or pursuant to Section 3(b) hereof, for new Warrants, in substantially the form of this Warrant evidencing, in the aggregate, the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Registered Holder at the time of such surrender.

Section 3. Duration and Exercise of this Warrant; Delivery of Warrant Shares Upon Exercise.

(a) This Warrant shall be exercisable by the Registered Holder as to the Warrant Shares at any time during the period commencing on the Exercise Date and ending on the Expiration Date. At 5:00 p.m., Pacific Standard Time, on the Expiration Date, this Warrant, to the extent not previously exercised, shall become void and of no further force or effect.

(b) Subject to Section 7 hereof, upon exercise or surrender of this Warrant, with the Form of Election to Purchase attached hereto completed and duly endorsed by the Registered Holder, to the Company at 355 South Grand Avenue, Suite 1650, Los Angeles, CA 90071, Attention: Chief Financial Officer, or at such other address as the Company may specify in writing to the Registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of this Warrant in lawful money of the United States of America, all as specified by the Registered Holder in the Form of Election to Purchase, within three (3) Business Days after delivery of the Form of Election to Purchase to the Company (the “Warrant Share Delivery Date”), the Company shall issue and cause to be delivered to the Registered Holder, and in such name or names as the Registered Holder may designate, a certificate evidencing the Warrant Shares issued upon such exercise. Any person so designated in the Form of Election to Purchase, duly endorsed by the Registered Holder, as the person to be named on the certificates evidencing the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares, evidenced by such certificates, as of the Date of Exercise (as hereinafter defined) of such Warrant.

(c) The Registered Holder may pay the applicable Exercise Price pursuant to Section 3(b), at the option of the Registered Holder, either (i) by cashier’s or certified bank check payable to the Company, or (ii) by wire transfer of immediately available funds to the account which shall be indicated in writing by the Company to the Registered Holder, in either case, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”). Alternatively, payment of the Aggregate Exercise Price may be made by the Registered Holder instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price.

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(d) “Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Registered Holder; provided, that if the Company and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed 5 days from the Company’s receipt of the Form of Election), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Company and the Registered Holder. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne by the Company.

(e) The “Date of Exercise” of any Warrant means the date on which the Company shall have received (i) this Warrant, with the Form of Election to Purchase attached hereto appropriately completed and duly endorsed, and (ii) payment of the Aggregate Exercise Price as provided herein.

(f) This Warrant will be exercisable either in its entirety or, from time to time, for part, only of the number of Warrant Shares which are issuable hereunder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares issued pursuant to such exercise, deliver to the Registered Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which Warrant shall be substantially in the form of this Warrant.

(g) If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Form of Election to Purchase by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise, $10 per Business Day (increasing to $20 per Business Day on the fifth (5th) Business Day after such liquidated damages begin to accrue) for each Business Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

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(h) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to transmit or cause to be transmitted to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

Section 4. Payment of Expenses. The Company will pay all expenses (other than any federal or state taxes, including without limitation income taxes, or similar obligations of the Registered Holder) attributable to the preparation, execution, issuance and delivery of this Warrant, any new Warrant and the Warrant Shares.

Section 5. Mutilated or Missing Warrant Certificate. If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Registered Holder, the Company will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a substitute Warrant, in substantially the form of this Warrant, of like tenor, but, in the case of loss, theft or destruction, only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant and, if requested by the Company, indemnity also reasonably satisfactory to it.

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Section 6. Reservation, Listing and Issuance of Warrant Shares.

(a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the rights represented by this Warrant, the number of Warrant Shares deliverable upon exercise of this Warrant. The Company will, at its expense, use it best efforts to cause such shares to be included in or listed on (subject to issuance or notice of issuance of Warrant Shares) all markets or stock exchanges in or on which the Common Stock is included or listed not later than the date on which the Common Stock is first included or listed on any such market or exchange and will thereafter maintain such inclusion or listing of all shares of Common Stock from time to time issuable upon exercise of this Warrant.

(b) Before taking any action which could cause an adjustment pursuant to Section 7 hereof reducing the Exercise Price below the par value of the Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price, as so adjusted, Warrant Shares that are fully paid and non-assessable.

(c) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and nonassessable, and (ii) free from all liens, charges and security interests.

Section 7. Adjustment of Number of Warrant Shares.

(a) The number of Warrant Shares to be purchased upon exercise hereof is subject to change or adjustment from time to time as hereinafter provided:

(i) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (a) pay a dividend with respect to its Common Stock in shares of capital stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), other than elimination of par value, a change in par value, or a change from par value to no par value (any one of which actions is herein referred to as an “Adjustment Event”), the number of Warrant Shares purchasable upon exercise of the Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Registered Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant) that such Registered Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 7(a)(i) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(ii) Adjustment of Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted pursuant to Section 7(a)(i), the Exercise Price for each Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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(iii) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (a) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation of merger, or (b) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (c) transfers all or substantially all of its properties and assets to any other corporation, or (d) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash and/or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection 7(a)(iii), the Registered Holder, upon the exercise of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and/or assets to which such holder would have been entitled upon such consummation if the Registered Holder had so exercised this Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section).

(iv) De Minimis Adjustments. No adjustment in the Exercise Price and number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least $0.001 in the Exercise Price; provided, however, that any adjustments which by reason of this Section 7(a)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

(b) Notice of Adjustment; Notice of Replacement. (i) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Registered Holder in writing (such writing referred to as an “Adjustment Notice”) of such adjustment or adjustments and shall deliver to such Registered Holder a statement setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. (ii) In the event of an IPO, the Company will provide the Registered Holder with notice of the Exercise Price established pursuant to the IPO and a replacement warrant evidencing the same within ten (10) Business Days after the closing of the IPO, or in the event that the IPO does not occur, within fifteen (15) Business Days after the closing of the Next Financing.

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(c) Other Notices. In case at any time:

(i) the Company shall declare any cash dividend on its Common Stock;

(ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(iii) the Company shall offer for subscription pro rata to all of the holders of its Common Stock any additional shares of stock of any class or other rights;

(iv) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

(v) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company’s Common Stock), or sale of all or substantially all of its assets to another corporation; or

(vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; then, in any one or more of said cases the Company shall give written notice, addressed to the Registered Holder at the address of such Registered Holder as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall be given (except as to any bankruptcy proceeding) at least five (5) days prior to the action in question and not less than five (5) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), or to a favorable vote of stockholders, if either is required.

(d) Statement on Warrants. The form of this Warrant need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of a Warrant. However, the Company may at any time in its sole discretion make any change in the form of the Warrant that it may deem appropriate and that does not affect the substance thereof and any Warrant thereafter issued, whether in exchange or substitution for any outstanding Warrant or otherwise, may be in the form so changed.

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(e) Fractional Interest. The Company will not be required to issue fractional Warrant Shares on the exercise of the Warrants. The number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 7(e) be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

(f) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued; provided that if such Common Stock or Common Stock Equivalents are issued in tranches such adjustment shall be made at the first closing of such issuance. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 7(f) in respect of an Exempt Issuance (as defined below). The Company shall notify the Holder, in writing, no later than the Business Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(f), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 7(f), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Form of Election to Purchase. “Exempt Issuance” means the issuance of (i) securities issued under any equity incentive plan of the Company and any amendments thereto approved by the Board of Directors of the Company, including securities issuable upon conversion or exercise of such securities, (ii) securities issued for consideration other than cash pursuant to a strategic arrangement, joint venture, merger, consolidation, acquisition, or similar business combination approved by the Board of Directors of the Company, or (iii) securities issued hereunder or under the Securities Agreement or upon the exercise or exchange of or conversion of any securities issued hereunder or under the Securities Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities. Notwithstanding the foregoing, this Section 7(f) shall not apply if the Registration Statement (as defined in the Securities Agreement) may be used by the Holder to re-sell the Warrant Shares.

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Section 8. No Rights or Liabilities as a Stockholder. The Registered Holder shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, until the Date of Exercise shall have occurred. No provision of this Warrant, in the absence of affirmative action by the Registered Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights and privileges of the Registered Holder, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 9. Transfer Restrictions; Registration of the Warrant and Warrant Shares.

(a) Neither the Warrant nor the Warrant Shares have been registered under the 1933 Act. The Registered Holder, by acceptance hereof, represents that it is acquiring this Warrant to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate this Warrant, any purchase rights evidenced hereby or any Warrant Shares unless a registration statement is effective for this Warrant or the Warrant Shares under the 1933 Act, or in the opinion of such Registered Holder’s counsel reasonably satisfactory to the Company, a copy of which opinion shall be delivered to the Company, such registration is not required as some other exemption from the registration requirement of the 1933 Act and applicable laws is available.

(b) Subject to the provisions of the following paragraph of this Section 9, each Certificate for Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS IS AVAILABLE.

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(c) The restrictions and requirements set forth in the foregoing paragraph shall apply with respect to Warrant Shares unless and until such Warrant Shares are sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act or are otherwise no longer subject to the restrictions of the 1933 Act, at which time the Company agrees to promptly cause such restrictive legends to be removed and stop transfer restrictions applicable to such Warrant Shares to be rescinded.

Section 10. Notices. All notices and other communications relating to this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first-class mail, postage prepaid, return receipt requested, or overnight air courier guaranteeing next day delivery to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

(a) If to the Registered Holder of this Warrant or the holder of the Warrant Shares, addressed to the address of such Registered Holder or holder as set forth on books of the Company or otherwise furnished by the Registered Holder or holder to the Company.

(b) If to the Company, addressed to:

Hyrecar Inc

355 South Grand Avenue, Suite 1650
Los Angeles, CA 90071
Attn: Joseph Furnari, Chief Executive Officer and Chief Financial Officer
Telephone: (213) 839-6932

Email: joe@hyrecar.com

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, and (ii) if sent by registered or certified mail, the earlier of the date of actual receipt by the party to whom such notice is required to be given or three (3) days after deposit in the United States mail.

Section 11. Binding Effect. This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the holder or holders from time to time of this Warrant and the Warrant Shares.

Section 12. Survival of Rights and Duties. This Warrant shall terminate and be of no further force and effect on the earlier of (i) 5:00 p.m., Pacific Standard Time, on the Expiration Date and (ii) the date on which this Warrant and all purchase rights evidenced hereby have been exercised, except that the provisions of Section 9 hereof shall continue in full force and effect after such termination date.

Section 13. Governing Law. This Warrant shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of New York. In any action between or among any of the parties, whether arising out of this Warrant or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in New York County, New York. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.

Section 14. Section Headings. The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, Hyrecar Inc has caused this Warrant to be duly executed in its corporate name by its officer thereunto duly authorized as of the date first above indicated.

HYRECAR INC

By:
Joseph Furnari
CEO and CFO

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FORM OF ELECTION TO PURCHASE

(To Be Executed Upon Exercise of this Warrant)

To Hyrecar Inc:

The undersigned, the record holder of this Warrant (Warrant No. __), hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ____ of the Warrant Shares and herewith and hereby tenders payment for such Warrant Shares:

☐ in lawful money of the United States to the order of Hyrecar Inc of $_______; or

☐ the withholding of such number of Warrant Shares equal to the aggregate Fair Market Value as of the date hereof equal to the Aggregate Exercise Price, calculated in accordance with Section 3 hereof.

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name and address	Social Security or Tax Identification No.

In the event that not all of the purchase rights represented by the Warrant are exercised, a new Warrant, substantially identical to the attached Warrant, representing the rights formerly represented by the attached Warrant which have not been exercised, shall be issued in the name of and delivered to:

(Please print name and address	Social Security or Tax Identification No.

Dated:	Name of Holder (Print):

By:

(Name):

(Title):

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FORM OF ASSIGNMENT

FOR VALUE RECEIVED, hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the attached Warrant (Warrant No. ) with respect to the number of shares of Common Stock covered thereby set forth opposite the name of such assignee unto:

Name of Assignee	Address	Number of Shares of Common Stock

If the total of said purchase rights represented by the Warrant shall not be assigned, the undersigned requests that a new Warrant Certificate evidencing the purchase rights not so assigned be issued in the name of and delivered to the undersigned.

Dated:_________________	Name of Holder (Print):________________________

(Signature of Holder)

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